UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2009

Attitude Drinks Incorporated

(Exact name of registrant as specified in its charter)

Delaware                                                      (000-52904)                                                                65-0109088

(State or other jurisdiction of incorporation)                                   (Commission File Number)                                                      (IRS Employer Number)

10415 Riverside Drive # 101, Palm Beach Gardens, Florida 33410-4237

(Address of principal executive offices) (Zip Code)

Telephone number: (561) 799-5053

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2009, Tommy E. Kee, CFO, gave his letter of resignation as CFO to be effective on July 10, 2009.  Resignation was due to the company’s inability to obtain the necessary financing to complete the annual audit, file the Form 10-K and operate the business.

Item 8.01.    Other Events

The Company’s Board of Directors has determined there are insufficient funds available to continue as an ongoing business.  As a result, the Company is seeking capital to complete the audit of its operations for the year ended March 31, 2009.  It is unlikely that the Company will file its Form 10-K before the end of July, if at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2009

ATTITUDE DRINKS INCORPORATED

By: /s/ Roy G. Warren
Name: Roy G. Warren
Title: Chief Executive Officer